UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

AVP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)

005-79737 (Commission file number)	98-0142664 (I.R.S. employer identification number)

6100 Center Drive, Suite 900, Los Angeles, California (Address of principal executive offices)	90045 (Zip Code)

Registrant’s telephone number, including area code: (310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2008, AVP, Inc. (the “Company”) announced that RJSM Partners, LLC (“RJSM”) agreed to make a $3.5 million investment (the “Transaction”) in the Company. RJSM funded $2.5 million of the investment as of September 9, 2008 and had agreed to fund the additional $1.0 million by no later than September 15, 2008. Due to market conditions, the Company and RJSM agreed to delay the second funding date to September 19, 2008. In addition, subject to certain limitations and exceptions, the Company also agreed to pay RJSM the amount of any tax liability incurred by RJSM in connection with the non-cash interest accrued under the promissory note issued by the Company to RJSM on September 9, 2008 as a part of the $2.5 million investment funded on such date. The attached press release describes the details of the second funding. Please see the Form 8-K filed with the Securities and Exchange Commission by the Company on September 11, 2008 for a discussion of the details of the Transaction, including the promissory note referenced above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated September 19, 2008.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVP, INC.

Date: September 22, 2008	By:	/s/ Jason Hodell
Jason Hodell Chief Financial Officer, Chief Operating Officer

Exhibit Index

99.1	Press Release, dated September 19, 2008.